04.26.2017 SANTANDER CONSUMER USA HOLDINGS INC. First Quarter 2017

2 IMPORTANT INFORMATION Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as anticipates, believes, can, could, may, predicts, potential, should, will, estimates, plans, projects, continuing, ongoing, expects, intends, and similar words or phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties that are subject to change based on various important factors, some of which are beyond our control. For additional discussion of these risks, refer to the section entitled Risk Factors and elsewhere in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed by us with the U.S. Securities and Exchange Commission (SEC). Among the factors that could cause the forward-looking statements in this presentation and/or our financial performance to differ materially from that suggested by the forward-looking statements are (a) the inherent limitations in internal controls over financial reporting; (b) our ability to remediate any material weaknesses in internal controls over financial reporting completely and in a timely manner; (c) continually changing federal, state, and local laws and regulations could materially adversely affect our business; (d) adverse economic conditions in the United States and worldwide may negatively impact our results; (e) our business could suffer if our access to funding is reduced; (f) significant risks we face implementing our growth strategy, some of which are outside our control; (g) unexpected costs and delays in connection with exiting our personal lending business; (h) our agreement with Fiat Chrysler Automobiles US LLC may not result in currently anticipated levels of growth and is subject to certain performance conditions that could result in termination of the agreement; (i) our business could suffer if we are unsuccessful in developing and maintaining relationships with automobile dealerships; (j) our financial condition, liquidity, and results of operations depend on the credit performance of our loans; (k) loss of our key management or other personnel, or an inability to attract such management and personnel; (l) certain regulations, including but not limited to oversight by the Office of the Comptroller of the Currency, the Consumer Financial Protection Bureau, the European Central Bank, and the Federal Reserve, whose oversight and regulation may limit certain of our activities, including the timing and amount of dividends and other limitations on our business; and (m) future changes in our relationship with Banco Santander that could adversely affect our operations. If one or more of the factors affecting our forward-looking information and statements proves incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements. Therefore, we caution the reader not to place undue reliance on any forward- looking information or statements. The effect of these factors is difficult to predict. Factors other than these also could adversely affect our results, and the reader should not consider these factors to be a complete set of all potential risks or uncertainties. Any forward-looking statements only speak as of the date of this document, and we undertake no obligation to update any forward-looking information or statements, whether written or oral, to reflect any change, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

3 » Net income of $143 million, or $0.40 per diluted common share » Total auto originations of $5.4 billion » Net finance and other interest income of $1.1 billion, down 8% year-over-year » Net leased vehicle income of $128 million, up 18% year-over-year » Return on average assets of 1.5% » Average managed assets of $51.2 billion, down 3% year-over-year » CET1 ratio of 13.8%, up 170 bps year-over-year demonstrating strong capital generation » Executed Banco Santander flow agreement - $700 million inaugural transaction » Issued $3.1 billion in securitizations » Continued strength in ABS platforms evidenced by the upgrade of 49 ABS tranches by Moody’s across multiple platforms during the quarter, positively impacting more than $4.2 billion in securities Q1 2017 HIGHLIGHTS Setting SC up for long-term success by delivering value to shareholders while focusing on disciplined underwriting, compliance and being simple, personal and fair

ECONOMIC INDICATORS

4

ORIGINATIONS

U.S. Auto Sales[1]
Units in Millions


Max [VALUE]
16.5
Min 9.0
Mar-07
Mar-08
Mar-09
Mar-10
Mar-11
Mar-12
Mar-13
Mar-14
Mar-15
Mar-16
Mar-17

Consumer Confidence[2]
Index Q1 1966=100


Max 98.5
98.2
Min 55.3
Mar-07
Mar-08
Mar-09
Mar-10
Mar-11
Mar-12
Mar-13
Mar-14
Mar-15
Mar-16
Mar-17

CREDIT

U.S. GDP[3]
YOY%


Max 3.2%
1.9%
Min -4.1%
Dec-07
Dec-08
Dec-09
Dec-10
Dec-11
Dec-12
Dec-13
Dec-14
Dec-15
Dec-16

U.S. Unemployment Rate[4]
%


Max 10.0%
4.5%
Min 4.4%
Mar-07
Mar-08
Mar-09
Mar-10
Mar-11
Mar-12
Mar-13
Mar-14
Mar-15
Mar-16
Mar-17

[1] St. Louis Fed Research
[2] University of Michigan
[3] Bloomberg
[4] Bureau of Labor Statistics

Santander
CONSUMER USA

5 44.9% 53.4% 51.1% 35% 40% 45% 50% 55% 60% 65% 70% Mar-13 Mar-14 Mar-15 Mar-16 Mar-17 SC Auction Only Recovery Rate SC Auction Plus Recovery Rate (Quarterly)7.5% Max 13.3% Min 2.8% 0.0 2.0 4.0 6.0 8.0 10.0 12.0 14.0 Feb-07 Feb-09 Feb-11 Feb-13 Feb-15 Feb-17 Subprime 4.3% Max 5.4% Min 1.6% Feb-07 Feb-09 Feb-11 Feb-13 Feb-15 Feb-17 Subprime 85 90 95 100 105 110 115 120 125 110 115 120 125 130 Mar-12 Mar-13 Mar-14 Mar-15 Mar-16 Mar-17 Manheim (Left Axis) NADA (Right Axis) AUTO INDUSTRY ANALYSIS Used Vehicle Indices1 Manheim: Seasonally Adjusted NADA: Not Seasonally Adjusted 1 Manheim, Inc.; Indexed to a basis of 100 at 1995 levels; National Automotive Dealers Association (NADA) 2 Auction Only - includes all auto-related recoveries including inorganic/purchased receivables from auction lanes only 2 Auction Plus – Per the financial statements includes insurance proceeds, bankruptcy/deficiency sales, and timing impacts 3 Standard & Poor’s Rating Services (ABS Auto Trust Data – two-month lag on data, as of February 28, 2017) SC Recovery Rates2 Industry Net Loss Rates3 Nonprime SE VER IT Y CRE D IT Industry 60+ Day Delinquency Rates3 Nonprime

6 VEHICLE FINANCE LEVERAGING TECHNOLOGY IS INTEGRAL TO THE FOUR PILLARS OF OUR FOCUSED BUSINESS MODEL FOCUSED BUSINESS MODEL DISCIPLINED APPROACH TO MARKET SIMPLE, PERSONAL, FAIR APPROACH WITH CUSTOMERS, EMPLOYEES AND ALL CONSTITUENCIES SERVICED FOR OTHERS FUNDING AND LIQUIDITY CULTURE OF COMPLIANCE

7 Benefits Overview  Strategy to support the Chrysler relationship and improve prime originations  Prime loan sale through securitization structure  BSSA provides SC with a $750M warehouse facility to fund originations between asset sales  Established during April 2017  Two-year agreement between SC and BSSA  Provides a stable framework for prime originations  Expected to be beneficial to Fiat Chrysler Automobiles (FCA) relationship by improving Chrysler Capital penetration  Supports the serviced for others strategy  Provides access to attractive ROA assets for Banco Santander During Q1 2017 SC and Banco Santander (BSSA) executed an inaugural transaction for approximately $700 million prime retail loans EXECUTED BANCO SANTANDER FLOW AGREEMENT

8 DISCIPLINED LOAN UNDERWRITING CONTINUED IN 1Q17 1 Approximate FICOs 2 Includes some capital lease originations Auto origination decreases (YoY) driven by disciplined underwriting in a competitive market ($ in Millions) Q1 2017 Q4 2016 Q1 2016 QoQ YoY Total Core Retail Auto 2,198$ 2,010$ 2,614$ 9% (16%) Chrysler Capital Loans (<640)1 833 768 1,242 8% (33%) Chrysler Capital Loans (≥640)1 755 775 1,307 (3%) (42%) Total Chrysler Capital Retail 1,588$ 1,543$ 2,549$ 3% (38%) Total Leases2 1,602 973 1,619 65% (1%) Total Auto Originations 5,388$ 4,526$ 6,782$ 19% (21%) Total Personal Lending - 190 - N/A N/A Total Originations 5,388$ 4,717$ 6,782$ 14% (21%) Asset Sales 931$ 1,381$ 1,729$ (33%) (46%) Serviced for Others Portfolio 11,015$ 11,945$ 14,235$ (8%) (23%) Average Managed Assets 51,230$ 52,039$ 52,962$ (2%) (3%) Three Months Ended Originations % Variance

9 4% 3% 2% 2% 2% 14% 13% 12% 11% 12% 15% 12% 13% 15% 18% 22% 20% 23% 24% 25% 13% 13% 14% 15% 13% 32% 40% 35% 32% 30% 1Q16 2Q16 3Q16 4Q16 1Q17 Originations by Credit (RIC only) ($ in millions) >640 600-640 540-599 <540 No FICO Commercial 51% 57% 56% 53% 47% 49% 43% 44% 47% 53% 1Q16 2Q16 3Q16 4Q16 1Q17 New/Used Originations ($ in millions) Used New ORIGINATIONS EXHIBIT DISCIPLINED UNDERWRITING 1 Loans to commercial borrowers; no FICO score obtained  Originations <640 decreased approximately $840 million YoY  Mix relatively constant on a percentage basis  Higher proportion of used vehicles originated in 2017, up 4% YoY  Average loan balances on originations down YoY, reflecting larger percentage of used vehicles and lower loan-to-values Average loan balance in dollars $21,745 $21,929 $21,482 $21,488 $20,193 $3,723 $3,861 $3,553 $5,162 $3,787 $3,723 $3,861 $3,553 $5,162 $3,787 1 $2,657 $3,499

10  Significant opportunity in prime originations  Executed Banco Santander flow agreement  FCA has sold more than 2 million units annually since 2014  March 2017 penetration rate of 19% vs. 17% as of December 2016 Accomplishments and Improvements  SC remained the largest provider for FCA  FCA and SC’s relationship provides a unique offering for nonprime consumers in comparison to other original equipment manufacturers (“OEMs”)  Continued to refine dealer VIP program; approximately 2,000 dealerships participating  On track for a national rollout in 2017  The VIP program is leading to an increase in applications and funding without impacting underwriting standards  Through Santander Bank N.A. (“SBNA”), SC has increased dealer receivable originations (“floorplan”) more than 44% compared to 2016 YTD CHRYSLER CAPITAL 1 FCA filings; sales as reported on 04/03/2017 SC continues to work strategically and collaboratively with FCA to continue to strengthen the relationship and create value within the Chrysler Capital program 0.4 0.4 0.5 0.5 0.6 0.5 1.7 1.8 2.1 2.3 2.2 2012 2013 2014 2015 2016 2017 YTD FCA Sales1 (units in millions) YTD Full Year

11 Flow Programs 1,729 659 794 477 931 CCART 904  Recent decrease in total balance related to lower prime originations and lower asset sales  Growth in SFO remains dependent upon Chrysler Capital penetration SERVICED FOR OTHERS (SFO) PLATFORM Composition at 3/31/2017 RIC 81 % Leases 12 % RV/Marine 7 % Total 100 % Serviced for Others Balances  Flow programs continue to drive asset sales  Inaugural BSSA flow sale of $700 million *Sales with retained servicing during period $14,235 $13,034 $12,157 $11,945 11,015 1Q16 2Q16 3Q16 4Q16 1Q17 $ in Millions $

12 Q1 2017 FINANCIAL RESULTS March 31, 2017 December 31, 2016 March 31, 2016 QoQ YoY Interest on finance receivables and loans 1,209,186$ 1,222,468$ 1,286,195$ (1%) (6%) Net leased vehicle income 128,062 122,791 108,432 4% 18% Other finance and interest income 3,825 3,695 3,912 4% (2%) Interest expense 227,089 216,980 184,735 5% 23% Net finance and other interest income 1,113,984$ 1,131,974$ 1,213,804$ (2%) (8%) Provision for credit losses 635,013 685,711 660,170 (7%) (4%) Profit sharing 7,945 12,176 11,394 (35%) (30%) Total other income 55,480 (47,996) 77,558 NA (28%) Total operating expenses 305,078 295,905 290,856 3% 5% Income before tax 221,428$ 90,186$ 328,942$ 146% (33%) Income tax expense 78,001 28,911 120,643 170% (35%) Net income 143,427$ 61,275$ 208,299$ 134% (31%) Diluted EPS ($) 0.40$ 0.17$ 0.58$ 135% (31%) Average total assets 38,901,686$ 38,513,454$ 37,112,650$ 1% 5% Average managed assets 51,229,729$ 52,038,692$ 52,961,885$ (2%) (3%) Three Months Ended (Unaudited, Dollars in Thousands, except per share) % Variance

13 March 31, 2017 December 31, 2016 March 31, 2016 QoQ YoY Interest on finance receivables and loans 1,116,737$ 1,142,176$ 1,188,527$ (2%) (6%) Net leased vehicle income 128,062 122,791 108,432 4% 18% Other finance and interest income 3,825 3,696 3,912 3% (2%) Interest expense 215,076 206,259 172,252 4% 25% Net finance and other interest income 1,033,548$ 1,062,404$ 1,103,653$ (3%) (6%) Provision for credit losses 635,013 685,710 660,170 (7%) (4%) Profit sharing 8,187 9,218 9,685 (11%) (15%) Investment gains (losses), net (11,760) (22,614) 2,039 (48%) NA Servicing fee income 31,684 32,205 44,494 (2%) (29%) Fees, commissions and other 49,455 39,617 48,167 25% 3% Total other income 69,379$ 49,207$ 94,700$ 41% (27%) Average gross individually acquired retail installment contracts 28,200,907$ 28,604,117$ 28,319,861$ (1%) 0% Average gross operating leases 9,849,077$ 9,586,090$ 7,770,959$ 3% 27% Three Months Ended (Unaudited, Dollars in Thousands) % Variance Q1 2017 EXCLUDING PERSONAL LENDING *Additional details can be found in Appendix

14

TOTAL OTHER INCOME

- SC's strategy is to price loans sold under flow agreements close to par, with minimal investment gains (losses), to generate further growth in the serviced for others platform and drive increased fee income
- Beginning in Q4 2015, net investment gains (losses) include the impact of personal lending assets
  - Customer defaults, as part of LOCM adjustments on the personal lending portfolio designated as held for sale, are recognized through net investment gains (losses)
  - Seasonal balances will impact magnitude of LOCM adjustments; this quarter included lower LOCM adjustments driven by seasonal decreases in the personal lending portfolio

	Three Months Ended (Unaudited, Dollars in Thousands)				
	31-Mar-16	30-Jun-16	30-Sep-16	31-Dec-16	31-Mar-17
Reported Total Other Income (Loss)	$ 77,558	$ 37,302	$ 26,682	$ (47,996)	$ 55,480
Reported Investment Gains (Losses), Net	$ (69,056)	$ (101,309)	$ (106,050)	$ (168,344)	$ (76,399)
Add back:					
Personal Lending LOCM Adjustments	64,213	94,767	95,646	145,730	64,639
Other	6,451	7,330	6,639	-	-
Normalized Investment Gains (Losses), Net	**$ 1,608**	**$ 788**	**$ (3,765)**	**$ (22,614)**	**$ (11,760)**
Servicing Fee Income	44,494	42,988	36,447	32,205	31,684
Fees, Commissions, and Other[1]	102,120	95,623	96,285	88,143	100,195
Normalized Total Other Income	**$ 148,222**	**$ 139,399**	**$ 128,967**	**$ 97,734**	**$ 120,119**
Customer Default Activity	**101,347**	**97,169**	**114,477**	**116,097**	**111,198**
Fair Value Discount	**(37,134)**	**(2,402)**	**(18,831)**	**29,633**	**(46,559)**

Denotes quarters with CCART sales

[1] Fees, commissions and other includes fee income from the personal lending and auto portfolios

Santander CONSUMER USA

15 $660 $512 $610 $686 $635 12.0% 12.6% 12.4% 12.6% 12.7% 11.6% 11.8% 12.0% 12.2% 12.4% 12.6% 12.8% $0 $100 $200 $300 $400 $500 $600 $700 $800 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Provis ion Expense and Allowance Ratio ($ in mi llions) Provision for credit losses Allowance Ratio $3,422 $171 $128 $10 ($278) $3,453 $3,000 $3,100 $3,200 $3,300 $3,400 $3,500 $3,600 $3,700 $3,800 Q4 2016 New Volume TDR Migration Performance Adjustment Liquidations & Other Q1 2017 Q4 2016 to Q1 2017 ALLL Reserve Walk2 ($ in mi llions) PROVISION AND RESERVES  Allowance to loans ratio increased to 12.7% QoQ, primarily driven by the increased balance of loans classified as TDRs and the denominator effect of slower portfolio growth  Provision for credit losses decreased YoY primarily driven by lower allowance for credit loss offset by higher net credit loss  QoQ allowance increased $31 million  New volume and TDR migration1 were offset by liquidations and other 1 TDR migration – the allowance for assets classified as TDRs or “troubled debt restructuring” takes into consideration expected lifetime losses, typically requiring additional coverage 2 Explanation of quarter over quarter variance are estimates

16 6.9% 9.0% 9.2% 10.0% 7.3% 3.1% 4.2% 4.6% 5.1% 3.9% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Delinquency: Individually Acquired Retail Installment Contracts, Held for Investment 31-60 61+ 16.3% 14.2% 17.2% 18.1% 18.1% 7.6% 5.7% 8.7% 9.4% 8.8% 53% 60% 49% 48% 51% 0% 10% 20% 30% 40% 50% 60% 70% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% 20.0% Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Credit: Individually Acquired Retail Installment Contracts, Held for Investment Gross Charge- off Ratio Net Charge-off Ratio Recovery Rate (as % of recorded investment) LOSS AND DELINQUENCY  YoY delinquency increased for each delinquency bucket  Primary drivers:  2015 originations more nonprime in nature  Slower portfolio growth  YoY gross loss increased 180 basis points  Primary drivers:  2015 originations more nonprime in nature  Slower portfolio growth  Acceleration of bankruptcy related charge-offs  Recovery rates and net losses in Q2 2016 benefited by proceeds from bankruptcy and deficiency sales1 1 Excluding bankruptcy sales, recovery rates would have been 59%

17 $540 $599 $19 $19 $36 $15 Q1 2016 Portfolio Growth, Aging and Mix Shift Recoveries Other Bankruptcy Sales Q1 2017 Q1 2016 to Q1 2017 Net Charge-Off Walk ($ in millions) CREDIT QUALITY: LOSS DETAIL  2015 vintage still represents largest portion of losses  “Other” includes $24 million of write-downs on loans in bankruptcy which were accelerated into Q1 2017 * Individually acquired retail installment contracts

18 EXPENSE MANAGEMENT  Operating expenses totaled $305 million, an increase of 5% versus the same quarter last year, driven by continued investments in compliance and control functions and severance expense related to efficiency efforts $52,962 $53,237 $52,675 $52,039 $51,230 $291 $272 $284 $296 $305 2.2% 2.0% 2.2% 2.3% 2.4% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% $2 $10,002 $20,002 $30,002 $40,002 $50,002 $60,002 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Average Managed Assets ($ millions) Total Expenses ($ millions) Expense Ratio

19 6.9 4.2 3.8 5.7 Q4 2016 Q1 2017 Unused Used 8.0 8.9 Q4 2016 Q1 2017 1.4 0.9 Q4 2016 Q1 2017 3.0 4.1 3.3 2.9 Q4 2016 Q1 2017 Unused Used 13.5 14.8 Q4 2016 Q1 2017  $18.7 billion in commitments from 14 lenders  57% unused capacity on revolving lines at Q1 2017 FUNDING AND LIQUIDITY Total committed liquidity of $41.4 billion at end of Q1 2017, up 5% from $38.5 billion at the end of Q4 2016. Asset-Backed Securities ($ Billions) Private Financings ($ Billions) Banco Santander & Subsidiaries ($ Billions) Asset Sales ($ Billions)  Executed 2 DRIVE and 1 SDART securitization in Q1 2017 = $3.1 BN  $7.0 billion in total commitments  41% unused capacity at Q1 2017  Q4 2016 sales were elevated vs. Q1 2017 due to Q4 CCART securitization Amortizing Revolving 10.7 9.9 6.3 7.0

20 12.1% 12.6% 13.1% 13.4% 13.8% 11.9% 12.4% 13.0% 13.4% 13.6% Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 CET1 TCE/TA CONSISTENT CAPITAL GENERATION 1 Common Equity Tier 1 (CET1) Capital Ratio begins with stockholders’ equity and then adjusts for AOCI, goodwill/intangibles, DTAs, cash flow hedges and other regulatory exclusions over risk- weighted assets; Non-GAAP measure 2Tangible common equity to tangible assets is defined as the ratio of Total equity, excluding Goodwill and intangible assets, to Total assets, excluding Goodwill and intangible assets; Non-GAAP measure, reconciliation in Appendix 1 2 SC has exhibited a strong ability to generate earnings and capital, while growing assets Tangible Assets $37,661 $38,383 $38,665 $38,432 $38,922 Tangible Common Equity $4,497 $4,769 $5,011 $5,132 $5,313 $ in millions

APPENDIX

22  Dealer performance was monitored by Risk Management quarterly  SC focused on quantitative metrics including loss performance versus expectations DEALER PERFORMANCE MANAGEMENT TIMELINE 2013  SC further enhanced dealer oversight to include qualitative metrics such as negative media, false documents and consumer complaints  If dealers breach any of the qualitative or quantitative metrics and performance does not improve, SC may terminate the dealership. Since 2015, over 800 dealerships have been terminated for performance-related issues 2016  Dealer Services department formed, which today has approximately 90 employees responsible for dealer oversight and management 2015  Monthly Dealer Performance Management (DPM) process was created  SC enhanced dealer oversight to include other quantitative metrics such as delinquency and early payment default trends 2014

23 DEALER SERVICES DEPARTMENT ORG STRUCTURE  Dealer Maintenance: onboards new dealers and maintains dealer records  Dealer Performance Management (DPM): dealer performance is monitored and underperforming dealers are either trained or required to provide additional verifications. The DPM team recommends dealers for termination if necessary  Dealer Quality: conducts targeted reviews based on triggers such as consumer complaints, income outliers, negative media coverage and other risk events  Fraud Investigations: dealer management leverages SC’s Enterprise Fraud program to investigate identity theft, fraud claims, dealer fraud and customer application fraud  Dealer Recoveries: collects funds owed to SC from dealers, and reviews early payment defaults which may require proof of down payment  Fraud Investigations: dealer operations leverages SC’s Enterprise Fraud program to discuss suspicious activity with dealers and pursue enforcement when required  Dealer Advocacy: supports dealers by resolving complaints and obtaining feedback and suggestions  Conducts root cause analysis to determine training, system issues and develops remediation plans  Reports daily / monthly to executive team Utilizing traditional metrics including loss trends, early loan performance trends and delinquency trends along with other metrics such as consumer complaints and dealer media coverage allows SC to have an even higher standard of dealer oversight SC’s Dealer Services Department today has approximately 90 employees responsible for dealer oversight and management of more than 15,000 dealer relationships Dealer Management Dealer Experience Dealer Operations

24 SANTANDER CONSUMER USA HOLDINGS INC. 1 As of March 31, 2017 2 DDFS LLC is an entity owned by former Chairman and Chief Executive Officer, Tom Dundon. This purchase would result in SHUSA owning approximately 68.3% of SC. 3 Chrysler Capital is a dba of Santander Consumer USA • Santander Consumer USA Holdings Inc. (NYSE:SC) (“SC”) is approximately 58.7%1 owned by Santander Holdings USA, Inc. (“SHUSA”), a wholly-owned subsidiary of Banco Santander, S.A. (NYSE:SAN) • On July 3, 2015, SHUSA elected to exercise its right to purchase all of the shares of SC common stock owned by DDFS LLC, subject to regulatory approval and applicable law2 ▪ SC is a full-service, technology-driven consumer finance company focused on vehicle finance, third-party servicing and providing superior customer service • Historically focused on nonprime markets; established presence in prime and lease ▪ Approximately 5,000 full-time, 70 part-time and 1,400 vendor-based employees across multiple locations in the U.S. and the Caribbean ▪ Our strategy is to leverage our efficient, scalable technology and risk infrastructure and data to underwrite, originate and service profitable assets while treating employees, customers and all stakeholders in a simple, personal and fair manner ▪ Unparalleled compliance and responsible practices focus ▪ Continuously optimizing the mix of assets retained vs. assets sold and serviced for others ▪ Presence in prime markets through Chrysler Capital3 ▪ Efficient funding through key third-party relationships, secondary markets and Santander ▪ Solid capital base Overview Strategy

COMPANY ORGANIZATION

25



Banco Santander, S.A. Spain
Other Subsidiaries
100% Ownership
Santander Holdings USA, Inc. ("SHUSA')
Santander Bank, N.A.
Other Subsidiaries
DDFS LLC¹ and Tom Dundon
~9.6% Ownership
~58.7% Ownership
Other Management
Santander Consumer USA Holdings Inc. ("SC")
Public Shareholders
~31.7% Ownership

*Ownership percentages are approximates as of March 31, 2017

[1] On July 3, 2015, SHUSA elected to exercise the right to purchase shares of SC common stock owned by DDFS LLC, an entity owned by former Chairman and Chief Executive Officer, Thomas Dundon, subject to regulatory approval and applicable law. This purchase would result in SHUSA owning approximately 68.3% of SC.

Santander
CONSUMER USA

Q1 2017 EXCLUDING PERSONAL LENDING DETAIL

26

As of and for the Three Months Ended
(Unaudited, Dollars in Thousands)

	March 31, 2017			December 31, 2016			March 31, 2016		
	Total	Personal Lending	Excluding Personal Lending	Total	Personal Lending	Excluding Personal Lending	Total	Personal Lending	Excluding Personal Lending
Interest on finance receivables and loans	$ 1,209,186	$ 92,449	$ 1,116,737	$ 1,222,468	$ 80,292	$ 1,142,176	$ 1,286,195	$ 97,668	$ 1,188,527
Net leased vehicle income	128,062	-	128,062	122,791	-	122,791	108,432	-	108,432
Other finance and interest income	3,825	-	3,825	3,696	-	3,696	3,912	-	3,912
Interest expense	227,089	12,013	215,076	216,980	10,721	206,259	184,735	12,483	172,252
Net finance and other interest income	$ 1,113,984	$ 80,436	$ 1,033,548	$ 1,131,975	$ 69,571	$ 1,062,404	$ 1,213,804	$ 110,151	$ 1,103,653
Provision for credit losses	635,013	-	635,013	685710	-	685,710	660,170	-	660,170
Profit sharing	7,945	(242)	8,187	12,175	2,957	9,218	11,394	1,709	9,685
Investment gains (losses), net	(76,399)	(64,639)	(11,760)	(168,344)	(145,730)	(22,614)	(69,055)	(71,094)	2,039
Servicing fee income	31,684	-	31,684	32,205	-	32,205	44,494	-	44,494
Fees, commissions and other	100,195	50,740	49,455	88,144	48,527	39,617	102,120	53,953	48,167
Total other income	$ 55,480	$ (13,899)	$ 69,379	$ (47,996)	$ (97,203)	$ 49,207	$ 77,559	$ (17,141)	$ 94,700
Average gross individually acquired retail installment contracts	$ 28,200,907	-		$ 28,604,117	-		$ 28,319,861	-	
Average gross personal loans	-	$ 1,488,665		-	$ 1,405,187		-	$ 1,727,635	
Average gross operating leases	$ 9,849,077	-		$ 9,586,090	-		$ 7,770,959	-	

Santander
CONSUMER USA

27 HELD FOR INVESTMENT CREDIT TRENDS Retail Installment Contracts1 1Held for investment; excludes assets held for sale 4.2% 12 .6% 23. 2% 31. 0% 17. 1% 11. 9% 2.6% 1 2.6% 22. 9% 31. 2% 17. 4% 13. 3% 3.3% 12 .4% 22. 2% 31. 1% 17. 2% 13. 8% 3.1% 12 .2% 22. 1% 31. 4% 17. 4% 13. 8% 2.8% 1 2.0% 22. 3% 31. 7% 17. 4% 13. 8% Commercial Unknown <540 540-599 600-639 >=640 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017

28 CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited, dollars in thousands) March 31, 2017 December 31, 2016 Assets Cash and cash equivalents $ 420,826 $ 160,180 Finance receivables held for sale, net 1,856,019 2,123,415 Finance receivables held for investment, net 23,444,625 23,481,001 Restricted cash 2,912,710 2,757,299 Accrued interest receivable 306,742 373,274 Leased vehicles, net 8,927,536 8,564,628 Furniture and equipment, net 67,921 67,509 Federal, state and other income taxes receivable 93,386 87,352 Related party taxes receivable 467 1,087 Goodwill 74,056 74,056 Intangible assets, net 32,275 32,623 Due from affil iates 29,480 31,270 Other assets 861,871 785,410 Total assets $ 39,027,914 $ 38,539,104 Liabilities and Equity Liabilities: Notes payable — credit facil ities $ 4,958,638 $ 6,739,817 Notes payable — secured structured financings 23,666,666 21,608,889 Notes payable — related party 2,850,000 2,975,000 Accrued interest payable 37,759 33,346 Accounts payable and accrued expenses 414,851 379,021 Deferred tax liabilities, net 1,342,055 1,278,064 Due to affil iates 56,315 50,620 Other l iabilities 282,633 235,728 Total l iabilities $ 33,608,917 $ 33,300,485 Equity: Common stock, $0.01 par value 3,594 3,589 Additional paid-in capital 1,662,200 1,657,611 Accumulated other comprehensive income (loss), net 35,504 28,259 Retained earnings 3,717,700 3,549,160 Total stockholders’ equity $ 5,418,998 $ 5,238,619 Total l iabilities and equity $ 39,027,915 $ 38,539,104

29 CONDENSED CONSOLIDATED INCOME STATEMENTS March 31, March 31, 2017 2016 Interest on finance receivables and loans $ 1,209,186 $ 1,286,195 Leased vehicle income 418,233 329,792 Other finance and interest income 3,825 3,912 Total finance and other interest income $ 1,631,244 $ 1,619,899 Interest expense 227,089 184,735 Leased vehicle expense 290,171 221,360 Net finance and other interest income $ 1,113,984 $ 1,213,804 Provision for credit losses 635,013 660,170 Net finance and other interest income after provision for credit losses $ 478,971 $ 553,634 Profit sharing 7,945 11,394 Net finance and other interest income after provision for credit losses and profit sharing $ 471,026 $ 542,240 Investment gains (losses), net (76,399) (69,056) Servicing fee income 31,684 44,494 Fees, commissions, and other 100,195 102,120 Total other income $ 55,480 $ 77,558 Compensation expense 136,262 119,842 Repossession expense 71,299 73,545 Other operating costs 97,517 97,469 Total operating expenses $ 305,078 $ 290,856 Income before income taxes 221,428 328,942 Income tax expense 78,001 120,643 Net income $ 143,427 $ 208,299 Net income per common share (basic) $ 0.40 $ 0.58 Net income per common share (diluted) $ 0.40 $ 0.58 Weighted average common shares (basic) 359,105,050 357,974,890 Weighted average common shares (diluted) 360,616,032 358,840,322 For the Three Months Ended (Unaudited, dollars in thousands, except per share amounts)

RECONCILIATION OF NON-GAAP MEASURES

30

(Unaudited, dollars in thousands)	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Total equity	$ 5,418,998	$ 5,238,619	$ 5,117,657	$ 4,876,712	$ 4,604,739
Deduct: Goodwill and intangibles	106,331	106,679	107,084	107,737	107,971
Tangible common equity	$ 5,312,667	$ 5,131,940	$ 5,010,573	$ 4,768,975	$ 4,496,768
Total assets	$ 39,027,915	$ 38,539,104	$ 38,771,636	$ 38,490,611	$ 37,768,959
Deduct: Goodwill and intangibles	106,331	106,679	107,084	107,737	107,971
Tangible assets	$ 38,921,584	$ 38,432,425	$ 38,664,552	$ 38,382,874	$ 37,660,988
Equity to assets ratio	13.9%	13.6%	13.2%	12.7%	12.2%
Tangible common equity to tangible assets	13.6%	13.4%	13.0%	12.4%	11.9%
Total equity	$ 5,418,998	$ 5,238,619	$ 5,117,657	$ 4,876,712	$ 4,604,739
Deduct: Goodwill and other intangible assets, net of deferred tax liabilities	182,156	186,930	191,848	196,962	201,684
Deduct: Accumulated other comprehensive income, net	35,504	28,259	(26,598)	(50,766)	(36,065)
Tier 1 common capital	$ 5,201,338	$ 5,023,430	$ 4,952,407	$ 4,730,516	$ 4,439,120
Risk weighted assets (a)	$ 37,799,513	$ 37,432,700	$ 37,828,982	$ 37,460,349	$ 36,691,264
Common Equity Tier 1 capital ratio (b)	13.8%	13.4%	13.1%	12.6%	12.1%

(a) Under the banking agencies' risk-based capital guidelines, assets and credit equivalent amounts of derivatives and off-balance sheet exposures are assigned to broad risk categories. The aggregate dollar amount in each risk category is multiplied by the associated risk weight of the category. The resulting weighted values are added together with the measure for market risk, resulting in the Company's and the Bank's total Risk weighted assets
(b) CET1 is calculated under Basel III regulations required as of January 1, 2015.

Santander
CONSUMER USA